    As filed with the Securities and Exchange Commission on November 29, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                      98-0213257
    (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                       Identification No.)

        8851 TRANS-CANADA HIGHWAY
           ST. LAURENT, QUEBEC
                CANADA                                         H4S 1Z6
(Address of Principal Executive Offices)                      (Zip Code)

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                         2001 NON-OFFICER, NON-DIRECTOR
                          EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 GARY MOSKOVITZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            8851 TRANS-CANADA HIGHWAY
                               ST. LAURENT, QUEBEC
                                 CANADA H4S 1Z6
                     (Name and Address of Agent For Service)
                                 (514) 331-3738
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              JOHN A. BURGESS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be            Amount to be        Proposed Maximum    Proposed Maximum        Amount of
Registered                          Registered(1)         Offering Price    Aggregate Offering    Registration Fee
                                                           Per Share(2)          Price (2)
Common Stock, $0.001 par
value per share                    2,000,000 shares           $0.63             $1,260,000              $302

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on November 28, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article FIFTH of the Registrant's amended and restated certificate of incorporation provides that, to the full extent provided by Section 145 of the Delaware General Corporate Law (the "DGCL"), as that Section may be amended or supplemented, the Registrant shall indemnify any and all persons whom the Registrant shall have the power to indemnify under Section 145 of the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. This indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Article SIXTH of the Registrant's amended and restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may be amended from time to time, for any unlawful payment of dividend or unlawful stock purchase or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article SIXTH provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of Article SIXTH by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant with respect to events occurring prior to the time of such repeal or modification.

         Section 5.1 of the Registrant's Second Amended and Restated By-Laws (the "By-Laws") provides that a director or officer of the Registrant:

(a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

(b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the

         Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Any indemnification of a director or officer pursuant to the By-Laws shall be made by the Registrant only upon a determination that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct for indemnification. With respect to a person who is a director or officer at the time of such determination, such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Registrant maintains a CDN$5,000,000 directors and officers liability insurance policy.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are listed on the Exhibit Index immediately preceding such exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents identified by footnotes, are being filed as exhibits herewith. Unless otherwise noted, documents identified by footnotes are not being filed herewith and, pursuant to Rule 411(c) under the Securities Act, reference is made to such documents as previously filed with the Commission. The Registrant's file number under the Exchange Act is 000-27977.

         ITEM 9. UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada, on this 29th day of November, 2001.

                                   LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                                   By:   /s/ Gary Moskovitz
                                         -----------------------------
                                         Gary Moskovitz

                                         President and Chief Executive Officer



                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Lumenon Innovative Lightwave Technology, Inc., hereby severally constitute and appoint Gary Moskovitz and Mark P. Andrews, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Lumenon Innovative Lightwave Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                  Title                               Date

/s/ Gary Moskovitz                    President, Chief Executive Officer,             November 29, 2001
----------------------------          Secretary and Director (Principal
Gary Moskovitz                        executive officer and principal
                                      financial and accounting officer)


/s/ Mark P. Andrews                   Vice President, Chief Technology Officer        November 29, 2001
----------------------------          and Director
Mark P. Andrews


/s/ Gilles Marcotte                   Chairman of the Board                           November 29, 2001
----------------------------
Gilles Marcotte

             Signature                                  Title                               Date


----------------------------         Director                                      November 29, 2001
Pierre-Paul Allard



/s/ Guy Brunet                       Director                                      November 29, 2001
----------------------------
Guy Brunet

/s/ Pierre-Andre Roy                 Director                                      November 29, 2001
----------------------------
Pierre-Andre Roy

                                INDEX TO EXHIBITS

Number      Description

4.1(1)      Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)      Second Amended and Restated By-Laws of the Registrant

5.1         Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1        Consent of Hale and Dorr LLP(included in Exhibit 5.1)

23.2        Consent of KPMG LLP

24.1 Power of attorney(included on the signature pages of this registration statement)

----------
(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K, filed September 28, 2001, as amended, (File No. 000-27977), and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8, filed August 20, 2001 (File No. 333-67950), and incorporated herein by reference.